UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2011 (May 4, 2011)
HCA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		27-3865930
(State or other jurisdiction	001-11239	(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 4, 2011, HCA Holdings, Inc. (the “Company”) issued a press release announcing, among other matters, its results of operations for the first quarter ended March 31, 2011, the text of which is being furnished as Exhibit 99.1 to this Form 8-K.
Item 7.01. Regulation FD Disclosure.
     On May 4, 2011, the Company issued a press release announcing, among other matters, its results of operations for the first quarter ended March 31, 2011, the text of which is being furnished as Exhibit 99.1 to this Form 8-K.
Item 8.01. Other Events.
9 1/8% Senior Secured Notes due 2014
     On May 3, 2011, the Company’s wholly owned and direct subsidiary, HCA Inc. (“HCA”), called for redemption all $1,000,000,000 aggregate principal amount of its 9 1/8% Senior Secured Notes due 2014 (the “Second Lien Notes due 2014”). The Second Lien Notes due 2014 will be redeemed on June 2, 2011 at a redemption price of 104.563%, or $1,045.63 per $1,000, of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.
9 7/8% Senior Secured Notes due 2017
     On May 3, 2011, HCA also called for redemption $108,500,000 aggregate principal amount of its outstanding 9 7/8% Senior Secured Notes due 2017 (the “Second Lien Notes due 2017”). The Second Lien Notes due 2017 will be redeemed on June 2, 2011 at a redemption price of 109.875%, or $1,098.75 per $1,000, of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.
     The terms and instructions for these redemptions are set forth in the redemption notices sent to holders of the Second Lien Notes due 2014 and the Second Lien Notes due 2017.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit
99.1	Press Release, dated May 4, 2011.

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
President and Chief Financial Officer

Date: May 4, 2011

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
99.1	Press Release, dated May 4, 2011.